SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   October 1, 2003                                                                           Commission file number:   1-5805

J.P. MORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, New York	10017

(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)   212-270-6000

Item 5. Other Events

      J.P. Morgan Securities Inc., a subsidiary of J.P. Morgan Chase & Co. (the Firm), entered into an agreement with the Securities and Exchange Commission on October 1, 2003 resolving matters relating to JPMSI’s initial public offering allocation practices. JPMSI did not admit or deny any allegations but agreed to the entry of an injunction prohibiting future violations and to pay a $25 million civil penalty. The agreement settles SEC allegations that JPMSI had violated Rule 101 of Regulation M by attempting to induce aftermarket orders for IPO shares before certain IPOs were completed and that, with respect to one IPO, JPMSI had violated “just and equitable principles of trade” in contravention of NASD Conduct Rule 2110 by persuading at least one customer to accept an allocation of shares in a “cold” IPO by promising an allocation of shares in an upcoming IPO that was oversubscribed. The Firm will not be taking a charge to its earnings in connection with this settlement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO.
(Registrant)

/s/ William H. McDavid
_______________________________________
William H. McDavid General Counsel

Dated: October 1, 2003

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